EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Matrix Advisors Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Matrix Advisors Funds Trust for the year ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Matrix Advisors Funds Trust for the stated period.

/s/ David A. Katz
David A. Katz
President/Treasurer,
Matrix Advisors Funds Trust

Dated:	September 4, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Matrix Advisors Funds Trust, for purposes of Section 18 of the Securities Exchange Act of 1934.